UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	August 25, 2017

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

Oncor Letter Agreement
As previously reported by Sempra Energy on a Form 8-K filed with the Securities and Exchange Commission on August 25, 2017, on August 21, 2017, Sempra Energy, along with an indirect, wholly owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Future Holdings Corp. (“EFH”) and Energy Future Intermediate Holding Company LLC (“EFIH”). EFH owns 100 percent of the membership interests of EFIH, which in turn owns 100 percent of the membership interests of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), which owns 80.03 percent of the outstanding membership interests of Oncor Electric Delivery Company LLC (“Oncor”).
As contemplated by the Merger Agreement, on August 25, 2017, Sempra Energy and Merger Sub entered into a letter agreement (the “Oncor Letter Agreement”) with Oncor Holdings and Oncor. The Oncor Letter Agreement sets forth certain rights and obligations of Sempra Energy and Merger Sub, and of Oncor Holdings, Oncor and their respective subsidiaries (collectively, the “Oncor Entities”) to cooperate with respect to the initial steps described in the next paragraph to be taken in connection with the transactions contemplated by the Merger Agreement.
The Oncor Letter Agreement contemplates that Sempra Energy, Merger Sub and the Oncor Entities will cooperate in the preparation of any filings and appearances made before the Public Utility Commission of Texas (“PUCT”) and the Federal Energy Regulatory Commission (“FERC”), as appropriate, in connection with the transactions contemplated by the Merger Agreement, and will use their respective reasonable best efforts to submit to the PUCT a single filing and file with FERC a joint application, seeking prior approval by the PUCT and FERC, respectively, of the transactions contemplated by the Merger Agreement, with such filing and application to include certain key terms and undertakings. Sempra Energy and Merger Sub, on the one hand, and the Oncor Entities, on the other, also agree to keep the other parties reasonably informed regarding the status of the filings and applications made pursuant to obtaining the regulatory and other governmental entity approvals described in the Oncor Letter Agreement.
Additionally, the Oncor Entities will make certain representations, warranties and covenants, including (i) a covenant to operate their businesses in the ordinary course upon signing the Oncor Letter Agreement until the consummation of the other transactions contemplated by the Merger Agreement, subject to certain exceptions set forth in the Oncor Letter Agreement, including the right to comply with or respond to any requirement of, or request by, a governmental entity or order; (ii) a covenant not to (x) initiate, solicit, propose, knowingly encourage or knowingly induce any “Alternative Proposal” (as defined in the Oncor Letter Agreement), (y) enter into, maintain or continue negotiations with any person with respect to any Alternative Proposal, or (z) enter into any written letter of intent, agreement in principle or other agreement (whether or not legally binding, oral or written) with respect to an Alternative Proposal, provided that the Oncor Entities may take certain of the foregoing prohibited actions with respect to an Alternative Proposal to satisfy their respective fiduciary obligations; and (iii) a covenant to use their reasonable best efforts to provide reasonable cooperation in connection with Sempra Energy’s arrangement of any debt or equity issuance contemplated by the Merger Agreement, which cooperation will include, without limitation, obligations to use their reasonable best efforts to cooperate with Sempra Energy’s efforts to market and consummate all or a portion of such financing.
The Oncor Letter Agreement is not intended to give Sempra Energy or Merger Sub, directly or indirectly, the right to control or direct the operations of any Oncor Entity.
This description of the Oncor Letter Agreement is qualified in its entirety by reference to the full text of the Oncor Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

# # #
Cautionary Note Regarding Forward-Looking Statements

This current report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," "contemplates," "assumes," "depends," "should," "could," "would," "

will," "confident," "may," “can,” "potential," "possible," "proposed," "target," "pursue," "outlook," "maintain," or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.
Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving Sempra Energy and EFH, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy's, EFH's or Oncor's plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the anticipated improvement in credit ratings of Oncor, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that Sempra Energy and Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the merger, or that required bankruptcy court and governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the transaction or be onerous to Sempra Energy; the risk that a condition to closing of the merger may not be satisfied, including receipt of a satisfactory supplemental private letter ruling from the Internal Revenue Service; the expected timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and the diversion of management time and attention to merger-related issues.
Additional factors, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company's (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E's electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website at www.sempra.com. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
 (d) Exhibits

Exhibit Number	Description

10.1	Oncor Letter Agreement, dated as of August 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

August 28, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Oncor Letter Agreement, dated as of August 25, 2017.